Exhibit 10.3

KINSALE CAPITAL GROUP, INC.
DIRECTOR, EXECUTIVE AND TEAM MEMBER RESTRICTED SHARE AWARD GRANT NOTICE
(2016 Omnibus Incentive Plan)

Congratulations! As a key leader in our business, you are in a position to have significant influence on the outcomes that affect Kinsale Capital Group, Inc. (the “Company”). I am pleased to inform you that, in recognition of the role you play in our collective success, you have been granted a Restricted Share Award. This award is subject to the terms and conditions of the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan, this Grant Notice, and the following Restricted Share Agreement. The details of this award are indicated below.

Grantee:
Date of Grant:
Number of Restricted Shares:
Vesting Commencement Date:
Time-Vested Stock:
Time-Vesting Period:
Performance-Vested Stock:
Performance-Vesting Period:
Performance-Vesting Period:
Performance-Vesting Criteria:

Restricted Share Awards can be an opportunity for individual wealth creation. As our Company becomes more valuable through management continuing to execute on growth opportunities, the value or price of a share of the Company’s common stock may increase. Through your efforts and the efforts of your colleagues, you have the ability to help increase the value of our Company for all shareholders.

Thank you for all you do each and every day as a leader and owner of the Company. Our focus on driving profitable revenues, eliminating non-value added expense and investing our capital prudently is collectively building a much stronger Company.

It is an exciting time to be part of Kinsale Capital Group!

Name:
Title:

Acknowledged and Agreed as of ____ day of ______, ______.

Name: ____________________________________

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (together with the above grant notice (the “Grant Notice”), this “Agreement”) is made and entered into as of the date set forth on the Grant Notice by and between the Company and the individual (the “Grantee”) set forth on the Grant Notice.

WHEREAS, pursuant to the Kinsale Capital Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”), the Administrator (the “Administrator”) has determined that it is to the advantage and best interest of the Company to grant to the Grantee this award of time-vested Restricted Shares (the “Time-Vested Stock”) and performance-vested Restricted Shares (the “Performance-Vested Stock” and, together with the Time-Vested Stock, the “Restricted Shares”) as set forth on the Grant Notice and subject to the terms and provisions of the Plan, which is incorporated herein by reference, and this Agreement (the “Award”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.    Acceptance of Agreement. Grantee has reviewed all of the provisions of the Plan, the Grant Notice and this Restricted Share Award Agreement. By accepting this Award, Grantee agrees that this Award is granted under and governed by the terms and conditions of the Plan, the Grant Notice and this Restricted Share Award Agreement, and the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Grantee. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator on questions relating to the Plan, the Grant Notice, this Restricted Share Award Agreement and, solely in so far as they relate to this Award, the applicable provisions contained in a written employment agreement (if any) between the Company or an Affiliate and the Grantee. If Grantee signs this Agreement and Grant Notice electronically, Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand.

2.    Grant of Award. The Restricted Shares granted hereunder pursuant to Section 9 of the Plan shall be subject to the terms and provisions of the Plan, and all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan. For purposes of this Agreement, “Termination Date” shall mean the date on which the Grantee’s Continuous Status as an employee, director or consultant terminates. Subject to Section 5.13 of this Agreement, the Grantee shall be entitled to receive dividends with respect to the Restricted Shares.

3.     Vesting.

3.1    Subject to the provisions of the Plan and Sections 3.2 and 3.3 of this Agreement, and except as otherwise provided in a written employment agreement between the Company or an Affiliate and the Grantee (if any):

3.1.1    Time-Vested Stock. Time-Vested Stock shall vest in equal annual installments (or as nearly equal as possible to avoid fractional shares) on each anniversary of the Vesting Commencement Date during the Time Vesting Period (each such date, a “Time Vesting Date”), subject to the Grantee’s Continuous Status as an Employee, Director or Consultant through each applicable Time Vesting Date.

3.1.2    Performance-Vested Stock. Performance-Vested Stock shall vest based on achievement of the Performance Vesting Criteria, as described in the Grant Notice, during the Performance Period (the last date of the Performance Vesting Period, unless such other date or dates is indicated in the Performance Vesting Criteria, a “Performance Vesting Date” and, together with Time-Vesting Date, the “Vesting Dates”), subject to the Grantee’s Continuous Status as an Employee, Director or Consultant through each applicable Performance Vesting Date. If any Performance Vested Stock does not vest on the applicable Performance Vesting Date, such Performance Vested Stock shall be forfeited on such Performance Vesting Date.

3.2    If the Grantee’s Continuous Status as an Employee, Director or Consultant terminates for any reason other than due to death or Disability prior to an applicable Vesting Date, as of the Termination Date, the Grantee shall forfeit any unvested Restricted Shares. If the Grantee’s Continuous Status as an Employee, Director or Consultant terminates due to death or Disability prior to an applicable Vesting Date, all then-unvested Time-Vested Stock shall fully vest as of the Termination Date and all then-unvested Performance-Vested Stock shall vest as of the Termination Date based on actual level of achievement as of the Termination Date.

4.    Transfer of Stock. The Restricted Shares issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated (each, a “Transfer”) until such Restricted Shares vest, and all restrictions on such Restricted Shares shall have lapsed, in the manner set forth in Section 3. Until the Restricted Shares vest, such Restricted Share shall (i) if in book entry form, be subject to an appropriate stop-transfer order and (ii) to the extent that a stock certificate is delivered to the Grantee, bear the following legend or notation: “The Stock represented by this certificate are subject to a Restricted Share Award Agreement between the registered owner and Kinsale Capital Group, Inc. which restricts the transferability of the Stock. A copy of the agreement is on file with the Secretary of Kinsale Capital Group, Inc.”

5.     General.

5.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.2    Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to this Award and the parties hereto shall act in all matters as if the Grantee was the sole owner of this Award. This appointment is coupled with an interest and is irrevocable.

5.3    No Employment Rights. Nothing contained herein shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Grantee or contract for the Grantee’s services, to restrict the Company’s or such subsidiary’s right to discharge the Grantee or cease contracting for the Grantee’s services or to modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist between the Grantee and the Company or any Affiliate.

5.4    Application to Other Stock. In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to or in exchange for Restricted Shares as a stock dividend, stock split, reclassification, recapitalization or similar transaction in connection with any merger or reorganization or otherwise, all restrictions, rights and obligations set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Restricted Shares on or with respect to which such other capital stock was distributed, and references to “Company” in respect of such distributed stock shall be deemed to refer to the company to which such distributed stock relates.

5.5    No Third-Party Benefits. Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

5.6    Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

5.7    No Assignment. Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement so long as such assignee agrees to perform all of the Company’s obligations hereunder.

5.8    Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

5.9    Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

5.10    Jurisdiction. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Grantee hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Grantee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this

Agreement brought in any court of competent jurisdiction in the State of Delaware and (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

5.11    Taxes. By agreeing to this Agreement, the Grantee represents that he or she has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from any compensation payable to the Grantee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Share Award.

5.12    Section 83(b) Election. If the Grantee makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Shares as of the Grant Date, the Grantee shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any required tax withholding. The Grantee hereby acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b) of the Code.

5.13    Rights as Stockholder. During the period until the Restricted Share vest as provided in Section 3 hereof, the Grantee shall, except as set forth in this Section 5.13, have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the underlying shares of Common Stock. Notwithstanding the foregoing, (i) the Grantee shall not have the right to Transfer the Restricted Shares prior to the vesting thereof as set forth in Section 3 hereof, (ii) any dividends associated with the Restricted Shares will be paid to the Grantee at the time such shares vest as set forth in Section 3 hereof, and will not be paid to the Grantee in the event that the shares do not become so vested and (iii) such Restricted Shares shall be subject to all terms, conditions, and restrictions, including, but not limited to, forfeiture without consideration, of this Agreement and the Plan.

5.14    Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

5.15    Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

5.16    Electronic Delivery and Disclosure. The Company may, in its sole discretion, decide to deliver or disclose, as applicable, any documents related to this Award granted under the Plan, future awards that may be granted under the Plan, the prospectus related to the Plan, the Company’s annual reports or proxy statements by electronic means or to request Grantee’s consent to participate in the Plan by electronic means, including, but not limited to, the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor system (“EDGAR”). Grantee hereby consents to receive such documents delivered electronically or to retrieve such documents furnished electronically (including on EDGAR), as applicable, and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

5.17    Data Privacy. Grantee agrees that all of Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage Grantee’s participation in the Plan.

5.18    Acknowledgments of Grantee. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, fully understands all provisions of the Plan and this Agreement and, by accepting the Notice of Grant, acknowledges and agrees to all of the provisions of the Plan and this Agreement.

5.19    Complete Agreement. The Grant Notice, this Restricted Share Award Agreement, the Plan and applicable provisions (if any) contained in a written employment agreement between the Company or an Affiliate and the Grantee constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

5.20    Waiver of Jury Trial. TO THE EXTENT EITHER PARTY INITIATES LITIGATION INVOLVING THIS AGREEMENT OR ANY ASPECT OF THE RELATIONSHIP BETWEEN US (EVEN IF OTHER PARTIES OR OTHER CLAIMS ARE INCLUDED IN SUCH LITIGATION), ALL OF THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING CLAIMS RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS AGREEMENT, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND IN CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES BETWEEN OR AMONG US OR BETWEEN OR AMONG ANY OF OUR OWNERS, AFFILIATES, OFFICERS, EMPLOYEES OR AGENTS.